Exhibit 99.1

Starz Entertainment Corp. Provides Business Update
for the Fourth Quarter and Fiscal Year Ended March 31, 2025

Fourth Quarter Revenue was $330.6 million
Fourth Quarter Operating Loss was $(136.3) million
Fourth Quarter Adjusted OIBDA was $93.3 million

Fiscal Year Operating Loss was $(164.3) million
Delivers on Fiscal Year Goal of $200M Adjusted OIBDA

Adds 530k US OTT Subscribers in Quarter; Total US Subscriber Base Grows Almost 2% in the Quarter

SANTA MONICA, CA, and VANCOUVER, B.C., May 29, 2025 – STARZ (NASDAQ: STRZ) today reported results for the fiscal quarter ended and year ended March 31, 2025. This press release includes total and segment financial results for Starz Entertainment Corp.

"For the quarter, we are very pleased to report the company’s strong operating and financial results, and excellent subscriber growth. We delivered significant U.S. OTT subscriber gains, growing the total subscriber base in the U.S. by almost 2%," said Jeffrey Hirsch, President and CEO of STARZ. "Despite having a strike-impacted slate this year, we delivered a strong fourth quarter and generated over $200M of Adjusted OIBDA for fiscal year 2025."

Fourth Quarter Results

For the fourth quarter, STARZ reported total revenue of $330.6 million and operating loss of $(136.3) million. Adjusted OIBDA was $93.3 million. These results include a restructuring charge of $177.4 million, primarily related to a strategic reassessment of the company’s content portfolio. This initiative is part of STARZ’s broader effort to align its operations and cost structure as a newly independent, standalone public company.

For the fiscal year, total revenue totaled $1,369.6 million and operating loss was $(164.3) million. Adjusted OIBDA was $201.5 million. The company remains confident in its financial trajectory and continues to forecast approximately $200 million in Adjusted OIBDA for calendar year 2025.1

STARZ ended the quarter with $715.0 million in senior unsecured notes, $17.8 million in cash, and an $81.7 million intercompany receivable from Lionsgate, which was settled at the time of separation. This resulted in total net debt of $615.5 million. On a trailing twelve-month basis, the company’s total leverage ratio was 3.1x.

At the time of separation on May 6, 2025, STARZ had debt of $300.0 million under its new Term Loan A facility and $325.1 million in senior unsecured notes that remained with the company, offset by $66.0 million in cash. Net debt was $559.1 million. The company had no borrowings outstanding under its new $150.0 million revolving credit facility at separation.

The Starz Networks segment, which includes operations in the United States and Canada, ended the quarter with 12.3 million U.S. Over-The-Top (OTT) subscribers, representing sequential growth of 530,000. Total U.S. subscribers reached 18.0 million, an increase of 320,000 from the prior quarter. This growth was primarily driven by the successful late-quarter premiere of “Power Book III: Raising Kanan” Season 4. Including Canada, total North American subscribers were 19.6 million, reflecting a sequential decline of 330,000. This decline was largely due to a carriage dispute in Canada that resulted in the removal of the STARZ-branded linear channel from a distributor’s programming packages. Due to the extremely low ARPU associated with the linear Canadian subscribers, this did not have a material impact on either revenue or Adjusted OIBDA.

1The forecasted operating income (loss) is not reasonably estimable due to the nature of certain individual items: restructuring and other, goodwill impairment and intangible asset impairment, and adjusted share-based compensation expense. The variability of these items could have a significant impact on our future GAAP financial results.

Given that the Company successfully completed its separation from Lionsgate on May 6, 2025—subsequent to the close of the fiscal year—STARZ will not report earnings per share (EPS) for the fourth quarter. The Company will initiate EPS reporting with the quarter ending June 30, 2025. In addition, the Company has adopted a change in its fiscal year end from March 31 to December 31.

STARZ senior management will hold its analyst and investor conference call to discuss results for the fourth quarter ended March 31, 2025, today, Thursday, May 29 at 5:00 p.m. ET / 2:00 p.m. PT. Interested parties may listen to the live webcast by visiting the events page on the STARZ Investor Relations website. A full replay will become available this evening by clicking on the same link.

About Starz

STARZ is the leading premium entertainment destination for women and underrepresented audiences, and home to some of the most popular franchises and series on television. STARZ offers a robust programming mix for discerning adult audiences, including boundary-breaking originals and an expansive lineup of blockbuster movies, and is embodied by its brand positioning “We’re All Adults Here.” Complementary to any platform or service, STARZ is available across a wide range of digital OTT platforms and multichannel video distributors and is a bundling partner of choice. STARZ is powered by an industry-leading advanced technology, data analytics and digital infrastructure and the highly rated and first-of-its-kind STARZ app.

Investor Inquiries - Contact:
Nilay Shah
nilay.shah@starz.com

Press Inquiries - Contact:
Jennifer Minezaki-Washington
jennifer.minezaki@starz.com

Amounts herein pertaining to March 31, 2025 represent a preliminary estimate as of the date of this business update and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the year ended March 31, 2025 will be provided upon filing our Annual Report on Form 10-K with the SEC, which we expect to file on or about June 26, 2025.

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the anticipated benefits of the separation of the Lionsgate's Studios Business and Lionsgate's STARZ Business (the “Separation”); unexpected costs related to the Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in Starz’s registration statement on Form S-4 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

STARZ ENTERTAINMENT CORP.
TOTAL REVENUE

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Revenue
Starz Networks (U.S. and Canada)	$326.2	$350.1	$1,356.3	$1,382.7
International	4.4	2.3	13.3	9.7
Total Revenue	$330.6	$352.4	$1,369.6	$1,392.4

STARZ ENTERTAINMENT CORP.

RECONCILIATION OF OPERATING LOSS
TO ADJUSTED OIBDA

	Three Months Ended		Year Ended		Year Ended
	March 31,		March 31,		December 31,
	2025	2024	2025	2024	2025
	Actual	Actual	Actual	Actual	Estimated
	(Unaudited, amounts in millions)

Operating loss	$(136.3)	$(30.8)	$(164.3)	$(903.5)	NRE
Depreciation and amortization	48.1	43.1	170.3	161.8	186.4
Restructuring and other(1)	177.4	29.4	178.0	224.8	NRE
Goodwill impairment and intangible asset impairment	—	—	—	663.9	NRE
Adjusted share-based compensation expense(2)	4.1	3.8	17.5	23.2	NRE
Adjusted OIBDA(3)	$93.3	$45.5	$201.5	$170.2	$200.0

Starz Networks (U.S. and Canada)	$92.0	$49.4	$201.8	$177.1	$200.0
International	1.3	(3.9)	(0.3)	(6.9)	—
Adjusted OIBDA	$93.3	$45.5	$201.5	$170.2	$200.0

_______________
NRE: Individual items are not reasonably estimable due to the nature of the items.
(1)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$167.7	$25.8	$156.4	$213.0
Severance(b)	1.7	1.4	3.4	6.8
Transaction and other costs(c)	8.0	2.2	18.2	5.0
	$177.4	$29.4	$178.0	$224.8
_______________________
(a)In fiscal 2023, the Company began a plan to restructure its international business, which included exiting all international territories except for India, and included an evaluation of the programming on the Company’s continuing platforms.

As the Company continues to evaluate the business and its current restructuring plan in relation to the current micro and macroeconomic environment and Lionsgate’s separation of the Starz Business and LG Studios Business, including further strategic review of content and performance and its strategy on a territory-by-territory basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. The Company may incur additional content impairment and other restructuring charges as it continues to execute its restructuring plan.

STARZ ENTERTAINMENT CORP.

RECONCILIATION OF OPERATING LOSS
TO ADJUSTED OIBDA
(b)Severance costs were primarily related to restructuring activities and other cost-saving initiatives attributable to continuing operations.

(c)Transaction and other costs in the years ended March 31, 2025 and 2024 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities.
(2)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2025	2024	2025	2024
	(Unaudited, amounts in millions)
Total share-based compensation expense	$4.3	$4.3	$18.0	$24.6
Less: Amount included in restructuring and other(a)	(0.2)	(0.5)	(0.5)	(1.4)
Adjusted share-based compensation	$4.1	$3.8	$17.5	$23.2
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(3)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA which is reconciled to operating loss in the table above, the most directly comparable GAAP financial measure.

STARZ ENTERTAINMENT CORP.
SUBSCRIBER DATA

The number of period-end subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The following table sets forth, for the periods presented, subscriptions to our Starz Networks Services:

	As of
	3/31/2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025
Domestic
OTT Subscribers	12.59	12.44	11.62	11.77	12.30
Linear Subscribers	6.76	6.49	6.21	5.91	5.70
Total Domestic Subscribers	19.35	18.93	17.83	17.68	18.00

Canada
OTT Subscribers	0.79	0.76	0.78	0.80	0.74
Linear Subscribers	1.66	1.61	1.54	1.45	0.86
Total Canada Subscribers	2.45	2.37	2.32	2.25	1.60

Starz Networks
OTT Subscribers	13.38	13.20	12.40	12.57	13.04
Linear Subscribers	8.42	8.10	7.75	7.36	6.56
Total Starz Networks Subscribers	21.80	21.30	20.15	19.93	19.60

STARZ ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This business update presents the following important financial measure utilized by Starz Entertainment Corp. (the "Company," "we," "us" or "our") that is not a financial measure defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.
Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), restructuring and other costs, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.
•Depreciation and amortization as presented on our combined statement of operations.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.

Overall: This measure is a non-GAAP financial measure as defined in Regulation G promulgated by the SEC and is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use this non-GAAP measure, among other measures, to evaluate the operating performance of our business. We believe this measure provides useful information to investors regarding our results of operations before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

This non-GAAP measure is commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate this measure in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of this non-GAAP financial measure is that it is not prepared in accordance with U.S. generally accepted accounting principles. This measure should be reviewed in conjunction with the relevant GAAP financial measures and is not presented as an alternative measure of operating loss.